Exhibit (n)(1)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form N-2 of our report dated February 24, 2014, relating to the Statement of Assets and Liabilities as of December 31, 2013, of TriplePoint Venture Growth BDC Corp., appearing in the Prospectus, which is part of such Registration Statement, and to the reference to us under the heading ‘‘Experts’’ in the Prospectus, which is part of such Registration Statement.

/s/ Deloitte & Touche LLP
San Francisco, CA
June 27, 2014